Exhibit 99.1

Saddle Butte Assets, LLC and

Saddle Butte Fort Berthold Gathering, LLC

Combined Financial Statements

For the Years Ended December 31, 2012, 2011 and 2010

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

INDEPENDENT AUDITOR’S REPORT

To the Board of Members

Saddle Butte Pipeline, LLC

Durango, Colorado

We have audited the accompanying combined balance sheets of Saddle Butte Assets, LLC and Saddle Butte Fort Berthold Gathering, LLC as of December 31, 2012, 2011 and 2010, and the related combined statements of operations, members’ equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Saddle Butte Assets, LLC and Saddle Butte Fort Berthold Gathering, LLC as of December 31, 2012, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP

Denver, Colorado

February 28, 2013

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

COMBINED BALANCE SHEETS

	DECEMBER 31,
	2012	2011	2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,370,952	$2,761,644	$714,992
Accounts receivable:
Gas gathering and processing	10,486,475	4,097,589	—
Other receivables	19,044,555	16,698,312	—
Prepaid expenses and other current assets	467,893	368,399	8,083
Other prepaid equipment	—	—	1,710,642
Pipeline inventory	16,249,405	19,430,709	1,120,690

Total current assets	51,619,280	43,356,653	3,554,407

PROPERTY AND EQUIPMENT:
Pipeline	112,316,952	57,375,360	—
Gas plant and facilities	56,326,237	53,567,175	—
Field equipment and machinery	8,789,206	194,733	—
Other facility costs	14,175,917	5,326,436	—
Vehicles and other equipment	870,982	514,762	—

	192,479,294	116,978,466	—
Less accumulated depreciation	(7,711,517)	(1,174,729)	—

	184,767,777	115,803,737	—
Construction work-in-progress	97,830,165	68,558,062	56,731,942

Net property and equipment	282,597,942	184,361,799	56,731,942

TOTAL ASSETS	$334,217,222	$227,718,452	$60,286,349

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,503,060	$30,724,595	$16,325,474
Accrued expenses	3,851,286	188,952	6,595
Related party payable	981,934	676,488	198,655
Deferred revenue	1,324,060	2,130,216	—

Total current liabilities	36,660,340	33,720,251	16,530,724

COMMITMENTS AND CONTINGENCIES (Note 7)

MEMBERS’ EQUITY:
Contributed capital	290,966,127	195,452,834	44,221,160
Retained earnings (accumulated deficit)	6,590,755	(1,454,633)	(465,535)

Total members’ equity	297,556,882	193,998,201	43,755,625

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$334,217,222	$227,718,452	$60,286,349

The accompanying notes are an integral part of these combined financial statements.

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

COMBINED STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED DECEMBER 31,
	2012	2011	2010

REVENUE
Residue gas sales	$6,641,434	$6,251,656	$—
Natural gas liquids sales	11,982,929	7,510,660	—
Crude oil sales	608,859,842	50,065,002	—
Gathering and processing fees	22,435,169	3,891,099	—
Pipeline construction fee revenue	37,446,843	451,820	—
Other plant revenue	1,846,820	663,515	—

Total operating revenue	689,213,037	68,833,752	—

COST OF PURCHASED GAS AND CRUDE OIL	662,278,727	64,773,296	—

NET MARGIN	26,934,310	4,060,456	—

OPERATING EXPENSES:
Field operating	4,592,517	955,317	—
Field maintenance	2,792,748	798,957	90,389
General and administrative	4,910,805	2,184,857	369,046
Depreciation and amortization	6,531,782	1,106,973	—

Total operating expenses	18,827,852	5,046,104	459,435

INCOME (LOSS) FROM OPERATIONS	8,106,458	(985,648)	(459,435)

OTHER INCOME (EXPENSE):
Interest income	6	12	—
Interest expense	(61,076)	(3,469)	—
Other income (expense)	—	7	—

Total other income (expense)	(61,070)	(3,450)

NET INCOME (LOSS)	$8,045,388	$(989,098)	$(459,435)

The accompanying notes are an integral part of these combined financial statements.

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

COMBINED STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

	CONTRIBUTED CAPITAL	RETAINED EARNINGS (ACCUMULATED DEFICIT)	TOTAL

BALANCE, January 1, 2010	$2,365,408	$(6,100)	$2,359,308

Contributions	41,855,752	—	41,855,752
Net loss	—	(459,435)	(459,435)

BALANCE, December 31, 2010	44,221,160	(465,535)	43,755,625

Contributions	151,231,674	—	151,231,674
Net loss	—	(989,098)	(989,098)

BALANCE, December 31, 2011	195,452,834	(1,454,633)	193,998,201

Contributions	95,513,293	—	95,513,293
Net income	—	8,045,388	8,045,388

BALANCE, December 31, 2012	$290,966,127	$6,590,755	$297,556,882

The accompanying notes are an integral part of these combined financial statements.

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

COMBINED STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2012	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$8,045,388	$(989,098)	$(459,435)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	6,531,782	1,106,973	—
Changes in operating assets and liabilities:
Accounts receivable	(8,735,129)	(20,795,901)	—
Other current assets	(99,494)	1,350,326	(1,676,038)
Inventory	3,181,304	(18,310,019)	(1,120,690)
Accounts payable and accrued expenses	3,746,245	15,059,311	15,680,699
Deferred revenue	(806,156)	2,130,216	—

Net cash provided by (used in) operating activities	11,863,940	(20,448,192)	12,424,536

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to pipeline and facilities	(104,411,705)	(128,222,068)	(54,829,026)
Additions to furniture, fixtures and equipment	(356,220)	(514,762)	—

Total cash used in investing activities	(104,767,925)	(128,736,830)	(54,829,026)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	95,513,293	151,231,674	41,855,752

Net cash provided by financing activities	95,513,293	151,231,674	41,855,752

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,609,308	2,046,652	(548,738)

CASH AND CASH EQUIVALENTS, beginning of period	2,761,644	714,992	1,263,730

CASH AND CASH EQUIVALENTS, end of period	$5,370,952	$2,761,644	$714,992

SUPPLEMENTAL STATEMENT OF CASH FLOW DISCLOSURES:
Additions to pipeline and facilities through accounts payable	$25,329,581	$25,449,505	$16,299,378

The accompanying notes are an integral part of these combined financial statements.

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

Business – Saddle Butte Assets, LLC and Saddle Butte Fort Berthold Gathering, LLC, combined, are a midstream natural gas and crude oil gathering pipeline and processing entity. Saddle Butte Assets, LLC and Saddle Butte Fort Berthold Gathering, LLC gather the natural gas and crude oil at the wellhead and transport the products to their crude terminal and gas processing plant in McKenzie County, North Dakota. The operations of the pipeline and facilities began in 2011. Saddle Butte Assets, LLC and Saddle Butte Fort Berthold Gathering, LLC were formed in 2008.

Basis of Presentation – The accompanying combined financial statements include the accounts of Saddle Butte Assets, LLC, and Saddle Butte Fort Berthold Gathering, LLC, herein collectively referred to as the “Company” or “Saddle Butte.” All significant intercompany accounts and transactions have been eliminated in combination.

Liquidity – At December 31, 2012, the Company has had net income since inception of approximately $6.6 million and is able to fund current operations through generated cash flow. The continued capital expansion of the system, including contracts already entered into, will require contributions to fund those expansions (see Note 2).

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents – Cash and cash equivalents consist of highly liquid investments, with original maturities of three months or less. From time to time, these cash accounts may exceed federally insured limits.

Gas Gathering and Processing Receivable – The Company accrues for revenue generated from the sales of residue natural gas and natural gas liquids that are gathered, compressed and processed on its gathering system. Management regularly reviews the gas gathering and processing receivable amounts for collectability and records its allowance for uncollectible receivables under the specific identification method. The Company recorded no allowance for uncollected receivables at December 31, 2012, 2011 or 2010.

The Company currently has gathering and processing contracts with ten producers, which account for all the revenue and receivables from these activities.

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Other Receivables and Deferred Revenue – During 2012 and 2011, the Company constructed extended facilities for the producers connected to the gathering system. The construction activities were performed in accordance with the gathering contracts in place with the various producers. The cost of the facilities is billed as incurred at a rate of the Company’s cost plus an agreed-upon percentage margin. The progress billings resulted in an other receivable at December 31, 2012 and 2011 of $19.0 million and $16.7 million, respectively, and deferred revenue at December 31, 2012 and 2011 of $1.3 million and $2.1 million, respectively, which represents the agreed-upon percentage margin. Deferred revenue will be recognized when construction is complete. The Company has not recorded an allowance for uncollected receivables from these construction projects. These projects are with three producers.

Fair Value of Financial Instruments – The Company’s financial instruments consist of cash and trade payables. The carrying value of cash and cash equivalents and trade payables are considered to be representative of their fair market value, due to the short maturity of these instruments.

Pipeline Inventory – Inventory consists of steel pipe, valves, fittings and materials which will be used on the construction of pipeline and gathering systems in North Dakota. These goods are valued at the lower of cost or market and no impairment has been recorded as of December 31, 2012, 2011 and 2010.

Property and Equipment – Property and equipment consists of all costs incurred for the construction of an oil and gas gathering and transportation system, a 40,000 Mcf/d gas processing plant and a 70,000 barrel crude terminal.

Renewals and betterments, which substantially extend the useful lives of the assets, are capitalized. All costs necessary to place an asset into operation are capitalized. Maintenance and repairs are expensed when incurred. Property and equipment is generally depreciated using the straight-line method over 3 to 20 years depending on the type of asset. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from appropriate accounts and any gain or loss is included in income.

The Company evaluates impairment of its property and equipment to determine if the carrying value is recoverable based upon the undisputed future cash flows. If it is not recoverable, an impairment is recorded for the difference between the carrying value and the fair value of the asset. Based upon this evaluation, no impairments were recorded at December 31, 2012, 2011 and 2010.

Construction in Progress – Costs incurred for construction of oil and gas gathering and transportation systems in process and not operational are included in the account. No depreciation is recorded for these assets as they have not been placed in operations as of December 31, 2012, 2011 or 2010.

Asset Retirement Obligations – The Company accounts for asset retirement obligations by recording the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The Company believes that a reasonable estimate of any asset retirement obligation cannot be made at this time.

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Revenue Recognition – The Company generates its revenue from natural gas gathering, compression and processing, and the transportation of crude oil. The Company provides services under a fee-based arrangement.

Under fee-based arrangements, the Company receives a fee for gathering, processing and compression of natural gas and transportation of crude oil. The revenue the Company earns from these arrangements is generally directly related to the volume of crude oil and natural gas that flows through the Company’s systems and facilities and is not directly dependent on commodity prices. Revenues are reported on a gross basis in the combined statements of operations, as the Company takes custody of the product at the producer’s wellhead and incurs the risk of loss until it is sold at the terminal station.

The terms of the Company contracts vary based on gas quality conditions, the competitive environment when the contracts are signed, and customer requirements.

Gas volumes received may be different from equivalent gas volumes delivered, resulting in gas imbalances. Gas imbalances as of December 31, 2012, 2011 and 2010 were immaterial.

Income Taxes – The Company is a Limited Liability Company (LLC), therefore, no income tax provision is included in the accompanying combined financial statements. Any taxable income of the Company is reported in the respective tax returns of the Company members.

The Company has no significant uncertain tax positions in 2012, 2011 or 2010. The Company’s policy is to recognize accrued interest related to unrecognized tax benefits in interest expense, and to recognize tax penalties in operating expense. As of December 31, 2012, the Company made no provision for interest or penalties related to uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and various states. There are currently no federal or state income tax examinations underway for these jurisdictions and tax returns for the periods from 2009 to 2012 are still open to examination.

Share-Based Payments – The Company accounts for member unit options where the measurement and recognition of compensation expense for all share-based payment awards to members and employees is based on estimated fair values.

Reclassifications – Certain prior year balances have been reclassified to conform to current year presentation. Such reclassifications had no impact on net loss or members’ equity.

New Accounting Pronouncements – In April 2011, the Financial Accounting Standards Board (FASB) issued new guidance to achieve common fair value measurement and disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards. This new guidance amends current fair value measurement and disclosure guidance to include increased transparency around valuation inputs and investment categorization. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. The Company does not believe its adoption of the new guidance will have an impact on its consolidated financial statements.

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

2.	SALE OF THE COMPANY:

Effective December 31, 2012, the Company was sold to Targa Resources Partners LP for $950 million, plus a conditional $50 million payment if certain thresholds are met.

3.	MEMBERS’ EQUITY:

Members’ equity reflects the parent and other related entities’ investment in Saddle Butte Assets, LLC and Saddle Butte Fort Berthold Gathering, LLC.

4.	RELATED PARTY TRANSACTIONS:

The employees of the Company are provided by the parent company, Saddle Butte Pipeline, LLC. The Company reimburses Saddle Butte Pipeline, LLC for the cost of the employee’s wages and benefits. The total paid by the Company to Saddle Butte Pipeline, LLC in 2012, 2011 and 2010 was $3.4 million, $884,000 and $56,000, respectively. The Company had outstanding payable balances due to Saddle Butte Pipeline, LLC in the amounts of $1.0 million, $677,000 and $210,000 at December 31, 2012, 2011 and 2010, respectively.

5.	PROPERTY AND EQUIPMENT:

Gas plant, pipeline, and related equipment consisted of the following at December 31:

	2012	2011	2010

Land	$445,592	$265,367	$—
Line pack	3,594,093	1,348,731	—
Right of way	10,136,232	3,712,338	—
Pipeline	112,316,952	57,375,360	—
Gas plant and facilities	56,326,237	53,567,175	—
Field equipment and machinery	8,789,206	194,733	—
Vehicles and other equipment	870,982	514,762	—

	$192,479,294	$116,978,466	$—

Accumulated depreciation	$7,711,517	$1,174,729	$—

Depreciation expense on property and equipment of $6,531,782, $1,106,973 and $0 was recorded by the Company for the years ended December 31, 2012, 2011 and 2010, respectively.

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

6.	LONG-TERM DEBT:

Revolving Line of Credit – Wells Fargo – On October 7, 2011, the parent company, Saddle Butte Pipeline, LLC (“SBP”) entered into a credit agreement with Wells Fargo Bank, NA. On July 12, 2012, the agreement was modified into a $30.0 million revolving line of credit. The amount available under the agreement was increased to $35.0 million on October 31, 2012. At December 31, 2012, SBP had $0 outstanding on the facility. Interest on the line of credit is payable monthly and accrues at a rate based on the Prime Rate plus a margin determined by the Consolidated Total Leverage Ratio. At December 31, 2012, the interest rate was 5.75%.

Subordinated Promissory Note – Related Party – On June 20, 2012, SBP entered into a subordinated credit agreement with Saddle Butte Pipeline II, LLC, a related party with similar ownership, to continue funding the Company’s construction (the “Note”). The agreement allows SBP to borrow up to $32.5 million. At December 31, 2012, SBP had $0 outstanding on the facility.

The interest rate on the Note is 15% and is payable quarterly.

For the year ended December 31, 2012, SBP allocated $843,000 in interest on these notes to the Company. The interest was capitalized into the Company’s projects as of December 31, 2012.

7.	COMMITMENTS AND CONTINGENCIES:

Lease Commitments – The Company leases gas compressor units from various vendors. These compressor leases have terms ranging from 1 to 2 years. It has been determined that these leases do not constitute capital leases. Future payments under these leases are as follows:

2013	$1,941,290
2014	63,600
2015	—
2016	—
2017	—

$2,004,890

Letters of Credit – At December 31, 2012, the Company had letters of credit outstanding that were issued to third parties to cover the operations of the Company. The letters are secured by certificates of deposit totaling $505,000. The letters were released subsequent to year end.

Other – The Company may, from time to time, be involved in various legal actions arising in the normal course of business. In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial position of the Company. The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company. Currently, the Company has no legal actions pending.

SADDLE BUTTE ASSETS, LLC AND SADDLE BUTTE FORT BERTHOLD GATHERING, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

8.	SUBSEQUENT EVENTS:

Subsequent events have been evaluated through February 28, 2013, the date the combined financial statements were issued.

On February 26, 2013, Saddle Butte Pipeline, LLC received a grand jury subpoena to supply documents related to the transportation/shipment of materials from the Little Missouri Gas Plant. The information request is the result of a fire that occurred on or about December 29, 2012 at a third party waste product disposal facility in Montana. At this time, the investigation is in the early stages, and the Company does not believe it has any liability or risk of loss associated with the incident.